LAW OFFICES

      BALLARD SPAHR ANDREWS & INGERSOLL, LLP

           1735 MARKET STREET, 51ST FLOOR
       PHILADELPHIA, PENNSYLVANIA 19103-7599
                    215-665-8500
                 FAX: 215-864-8999
              lawyers@ballardspahr.com


                                            December 23, 1998


Seligman Pennsylvania Municipal Fund Series
100 Park Avenue
New York, New York   10017

Ladies and Gentlemen:


         With respect to Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Pennsylvania Municipal Fund Series, we have reviewed the material relative to Pennsylvania Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

         We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "Pennsylvania Taxes". In giving such consent, we do not thereby admit that we are in the category of persons who consent is required under Section 7 of the Securities Act of 1933, as amended.

                                  Very truly yours,



                                  /s/Ballard Spahr Andrews & Ingersoll, LLP
                                  Ballard Spahr Andrews & Ingersoll, LLP